UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2026

PLUMAS BANCORP
(Exact name of registrant as specified in its charter)

California	000-49883	75-2987096
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5525 Kietzke Lane, Suite 100, Reno, Nevada	89511
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (775) 786-0907

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	PLBC	NASDAQ Capital Market

Item 8.01 Other Events

Plumas Bancorp today announced that its Board of Directors has authorized a share repurchase program authorizing the Company to repurchase up to $25 million of the Company’s common stock through the fourth quarter of 2026.

The Company may affect repurchases from time to time through open market purchases, privately negotiated transactions, block trades, or other means in accordance with applicable securities laws. The actual timing, number, and value of shares repurchased will depend on a variety of factors, including market conditions, capital availability, and other corporate considerations.

The Company intends to fund the repurchases from available cash and retained earnings.

The repurchase program does not obligate the Company to acquire any specific number of shares and may be modified, suspended, or terminated at any time without prior notice.

The Company issued a press release announcing the stock repurchase program on February 2, 2026, a copy of which is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01 Exhibits

99.1	Plumas Bancorp Press Released dated February 2, 2026
104	Cover Page Interactive Data File

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Plumas Bancorp (Registrant)

February 2, 2026	By:	/s/ Richard L. Belstock

Name: Richard L. Belstock
Title: Chief Financial Officer